Exhibit 24.1

POWER OF ATTORNEY
The Andersons, Inc. Registration Statement
Long-Term Performance Compensation Plan

KNOW ALL PERSONS BY THESE PRESENTS:

     That each person whose signature appears below constitutes and appoints Michael J. Anderson and Richard P. Anderson, and each of them signing singly, his/her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him/her and in his/her name, place and stead in any and all such capacities, to sign any and all instruments which said attorney or attorneys may deem necessary or advisable in order to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing of any Registration Statement to be filed with the Commission under the Securities Act relating to shares of the Company’s Common Stock issued or issuable under the Company’s Long-Term Performance Compensation Plan, including, without limitation, power and authority to sign his/her name to any such Registration Statement and any and all amendments (including post-effective amendments) to any such Registration Statement, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission, and grants unto each of said attorneys and his/her substitutes full power and authority to do and perform, in the name and on behalf of the undersigned, every act whatsoever necessary or advisable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person. The undersigned does hereby ratify and confirm all that such attorneys and agents shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has signed his/her name hereto as of this 11th day of December, 2002.

/s/Richard P. Anderson Richard P. Anderson	Chairman of the Board, Director	12/11/02

/s/Michael J. Anderson Michael J. Anderson	Chief Executive Officer, President, Director (Principal Executive Officer)	12/11/02

/s/Thomas H. Anderson Thomas H. Anderson	Chairman Emeritus, Director	12/11/02

/s/Gary L. Smith Gary L. Smith	Vice President, Finance and Treasurer (Principal Financial Officer)	12/11/02

/s/Richard R. George Richard R. George	Vice President, Controller and CIO (Principal Accounting Officer)	12/11/02

/s/Donald E. Anderson Donald E. Anderson	Director	12/11/02

/s/Richard M. Anderson Richard M. Anderson	Director	12/11/02

/s/John F. Barrett John F. Barrett	Director	12/11/02

/s/Paul M. Kraus Paul M. Kraus	Director	12/11/02

/s/Donald L. Mennel Donald L. Mennel	Director	12/11/02

/s/David L. Nichols David L. Nichols	Director	12/11/02

/s/Sidney A. Ribeau Dr. Sidney A. Ribeau	Director	12/11/02

/s/Charles A. Sullivan Charles A. Sullivan	Director	12/11/02

/s/Jacqueline F. Woods Jacqueline F. Woods	Director	12/11/02